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                                                                    Exhibit 99.1

          LASERCARD CORPORATION REPORTS RESULTS FOR FY06 THIRD QUARTER

                   -- ANNOUNCES PROFITS OF $0.10 PER SHARE --


MOUNTAIN VIEW, CALIF. - JAN. 26, 2006 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of ID credentials used in biometric identification, today announced the financial results for its fiscal 2006 third quarter ended Dec. 31, 2005.

Revenues for the third quarter of fiscal 2006 were $10.1 million, compared with $6.3 million in the same quarter a year ago and $8.7 million in the prior quarter of fiscal 2006. The net earnings for the third quarter of fiscal 2006 were $1.2 million, or $0.10 per share, compared with a net loss in the same quarter a year ago of $2.8 million, or a loss of $0.25 per share. The net loss in the prior quarter this year was $0.6 million, or a loss of $0.05 per share.

LaserCard(R) optical memory card revenues for the third quarter of fiscal 2006 were $7.7 million compared with $3.6 million in the prior fiscal year's third quarter and $5.6 million in the prior quarter this year. Revenues from LaserCard(R) read/write drives, drive accessories and maintenance were $0.2 million for the third fiscal quarter compared with $0.3 million in the same period last year and $0.4 million in the prior quarter this year. Revenues from specialty cards and printers totaled $2.2 million for the third fiscal quarter compared with $2.4 million in the same quarter a year ago and $2.7 million for the second quarter in fiscal 2006.

LaserCard Corporation's cash, cash equivalents and short-term investments were $21.1 million at Dec. 31, 2005, compared with $17.3 million at Sept. 30, 2005.

"We are pleased with our profitability in the third quarter, during which we shipped Italian national ID cards, U.S. Green Cards and Laser Visa Border Crossing Cards, Permanent Resident Cards for Canada and Costa Rica, and optical and specialty cards for other programs," said Richard Haddock, CEO of LaserCard. "We expect revenue growth in the coming quarter given our current optical memory card backlog."

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EARNINGS RESULTS CONFERENCE CALL
LaserCard will hold a conference call to discuss the company's fiscal third quarter results today, Jan. 26, 2006, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 210-234-0003 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 203-369-3257. You will need to reference the passcode: LaserCard and the conference leader: Richard Haddock. To listen to the call via the Internet, please log on to:
WWW.LASERCARD.COM or WWW.VCALL.COM. The Internet Webcast will be archived for one year.

ABOUT LASERCARD CORPORATION
LaserCard Corporation (www.lasercard.com), headquartered in Mountain View, Calif., manufactures and markets LaserCard(R) optical memory cards, chip-ready OpticalSmart(TM) cards and other advanced-technology secure identification cards. The Company has sold over 35 million secure ID cards to meet the demanding requirements for border security, digital governance, and national identification in countries around the world, including the United States, Canada, Italy and India. In addition, the Company manufactures optical card read/write drives and develops optical card system software, card-related data systems and peripherals. The Company operates a wholly owned German subsidiary, Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards and markets cards, system solutions, and card personalization printers under the `cards & more' brand.

Forward-Looking Statements:

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Examples of forward-looking statements in this release include our belief that we will have revenue growth in the coming quarter given our current optical memory card backlog. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether the nationally run optical ID card programs are successful, leading other nations to follow and whether the Company encounters card production difficulties or customer-requested delays or cancellations as well as the risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, future actual results could differ materially from the Company's expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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
                                      LASERCARD CORPORATION AND SUBSIDIARIES
                             SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                     (In thousands, except per share amounts)


                                                          Three Months Ended              Nine Months Ended
                                                      12/31/05        12/31/04         12/31/05        12/31/04
                                                    ------------    ------------     ------------    ------------
Revenues                                             $   10,077      $    6,282       $   25,770      $   22,765

Cost of product sales                                     5,890           5,477           17,250          17,685
                                                    ------------    ------------     ------------    ------------

Gross profit                                              4,187             805            8,520           5,080
                                                    ------------    ------------     ------------    ------------

Selling, general, and administrative expenses             2,517           3,063            8,260           8,906

Research and engineering expenses                           557             655            1,608           2,229
                                                    ------------    ------------     ------------    ------------

Operating income (loss)                                   1,113          (2,913)          (1,348)         (6,055)

Other income, net                                           109              64              313             149
                                                    ------------    ------------     ------------    ------------

Income (loss) before income taxes                         1,222          (2,849)          (1,035)         (5,906)

Income tax expense (benefit)                                 68              (8)              69               -
                                                    ------------    ------------     ------------    ------------

Net income (loss)                                    $    1,154      $   (2,841)      $   (1,104)     $   (5,906)
                                                    ============    ============     ============    ============

Net income (loss) per share:
   Basic                                             $     0.10      $    (0.25)      $    (0.10)     $    (0.52)
                                                    ============    ============     ============    ============
   Diluted                                           $     0.10      $    (0.25)      $    (0.10)     $    (0.52)
                                                    ============    ============     ============    ============
Weighted-average shares of common stock
used in computing:
   Basic                                                 11,375          11,334           11,358          11,370
   Diluted                                               11,577          11,334           11,358          11,370

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
                                  LASERCARD CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            (In thousands, except share and per share amounts)

                                                                        DECEMBER 31,        March 31,
                                                                            2005              2005
                                                                      ---------------    ---------------
                                                  ASSETS

Current assets:
    Cash and cash equivalents                                          $         756      $       3,965
    Short-term investments                                                    20,350              6,150
    Accounts receivable, net                                                   1,766              1,934
    Inventories                                                                8,242              7,909
    Prepaid and other current assets                                           1,319              1,352
                                                                      ---------------    ---------------
          Total current assets                                                32,433             21,310
                                                                      ---------------    ---------------

Property and equipment, net                                                   11,999             12,532
Long-term investments                                                             --              6,300
Equipment held for resale                                                      5,673              4,061
Patents and other intangibles, net                                               903                923
Goodwill                                                                       3,321              3,321
Notes receivable                                                                 202                220
Other non-current assets                                                         163                101
                                                                      ---------------    ---------------
             Total assets                                              $      54,694      $      48,768
                                                                      ===============    ===============

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                   $       1,618      $       2,105
    Accrued liabilities                                                        1,918              2,312
    Deferred tax liability                                                       587                641
    Advance payments from customers                                            3,122              1,167
    Deferred revenue                                                             473                539
                                                                      ---------------    ---------------
          Total current liabilities                                            7,718              6,764
                                                                      ---------------    ---------------

Advance payments from customers                                               18,500             13,000
Deferred revenue                                                               2,000              2,000
Deferred rent                                                                    517                326
             Total liabilities                                                28,735             22,090

Commitments and contingencies

Stockholders' equity:
    Common stock                                                                 114                114
    Additional paid-in capital                                                54,316             54,155
    Accumulated deficit                                                      (28,249)           (27,145)
    Accumulated other comprehensive income                                        13                209
    Treasury stock                                                              (235)              (655)
                                                                      ---------------    ---------------
             Total stockholders' equity                                       25,959             26,678
                                                                      ---------------    ---------------

                    Total liabilities and stockholders' equity         $      54,694      $      48,768
                                                                      ===============    ===============